UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  December 23, 2005 (December 21, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2005, Warwick International Group Limited, a U.K. company, Chromalloy United Kingdom Limited, a U.K. company, and Chromalloy Holland B.V., a Netherlands company, each of which are indirect, wholly-owned foreign subsidiaries of Sequa Corporation (“Sequa”) and Sequa, as agent for such subsidiaries, entered into a Facility Agreement (the “Agreement”) with Barclays Bank PLC acting as agent and Security Agent for further syndication and arranged by Barclays Capital. The Agreement is comprised of a $100 million five year term loan with quarterly principal repayments of $3 million, a $35 million revolving credit facility available to the participating foreign subsidiaries and a $50 million letter of credit facility which will serve to replace Sequa’s existing letter of credit facility.

The Agreement is secured by the assets of Sequa’s Specialty Chemical segment as well as certain foreign operations of its Aerospace segment. The Agreement is subject to financial covenants relating to the participating subsidiaries, including, as defined by the terms of the Agreement, ratios of Net Borrowings to EBITDA; EBITDA to Interest Expense; Cash Flow to Senior Debt Service and Cash Flow to Total Debt Service. Operating restrictions include, with specified allowed maximums as defined in the Agreement, amounts to be expended on mergers and acquisitions, investments in joint ventures, inter company loans; capital lease obligations and guarantees.

The proceeds of the $100 million five year term loan are being  repatriated to the United States as part of Sequa’s program to maximize the extent of accumulated foreign earnings that can be repatriated in 2005 under the American Jobs Creation Act.  Approximately $85 million of available cash balances are being repatriated in addition to the $100 million loan proceeds.

The foregoing description is a summary of material provisions of the Agreement.  It does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)                        Exhibits.

                        10.1            Facility Agreement dated December 21, 2005 between Sequa Corporation, as Obligors' Agent, Warwick International Group Limited, Chromalloy United Kingdom Limited, and Chromalloy Holland B.V., as Borrowers, Barclays Capital, as Arranger, and Barclays Bank PLC, as Original Fronting Bank, Agent and Security Agent (filed herewith).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By: /s/ Kenneth A. Drucker

                        Kenneth A. Drucker

                        Vice President and Treasurer

Dated:  December 23, 2005